UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2009

ULTIMATE ESCAPES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33743	26-0188408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W. Vine Street, Suite 225
 Kissimmee, Florida 34741
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (407) 483-1900

Secure America Acquisition Corporation
1005 North Glebe Road, Suite 550
Arlington, VA 22201
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 FORWARD-LOOKING STATEMENTS

ULTIMATE ESCAPES, INC. (FORMERLY KNOWN AS SECURE AMERICA ACQUISITION CORPORATION) (THE “COMPANY”) CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ARE NOT HISTORICAL FACTS. SUCH FORWARD-LOOKING STATEMENTS, BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF MANAGEMENT OF THE COMPANY DISCUSSED HEREIN ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE FORWARD-LOOKING STATEMENTS. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS: CHANGING INTERPRETATIONS OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES; CONTINUED COMPLIANCE WITH GOVERNMENT REGULATIONS; CHANGING LEGISLATION OR REGULATORY ENVIRONMENTS; REQUIREMENTS OR CHANGES AFFECTING THE BUSINESS IN WHICH THE COMPANY IS ENGAGED; MANAGEMENT OF RAPID GROWTH; INTENSITY OF COMPETITION; GENERAL ECONOMIC CONDITIONS; AS WELL AS OTHER RELEVANT RISKS DETAILED IN THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), INCLUDING THE DEFINITIVE PROXY STATEMENT FILED BY THE COMPANY WITH THE SEC ON OCTOBER 16, 2009 IN CONNECTION WITH THE BUSINESS COMBINATION DISCUSSED HEREIN. THE INFORMATION SET FORTH HEREIN SHOULD BE READ IN LIGHT OF SUCH RISKS.

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On October 29, 2009, Secure America Acquisition Corporation, a Delaware corporation (“SAAC”), consummated a business combination with Ultimate Escapes Holdings, LLC, a Delaware limited liability company (“Ultimate Escapes”), pursuant to that certain Contribution Agreement dated as of September 2, 2009, by and among SAAC, Ultimate Escapes, Ultimate Resort Holdings, LLC, a Delaware limited liability company (“Ultimate Resort”), and James M. Tousignant, in his capacity as the representative of the holders of the issued and outstanding membership interests of Ultimate Escapes and Ultimate Resort (the “Member Representative”), as amended by Amendment No. 1 dated as of October 28, 2009 (as so amended, the “Contribution Agreement”), whereby Ultimate Escapes became a subsidiary of SAAC (the “Acquisition”).  Effective upon the consummation of the Acquisition, SAAC changed its name to Ultimate Escapes, Inc. and is hereinafter referred to as the “Company.” The material terms of the Contribution Agreement, as well as a description of the Acquisition, have been previously disclosed in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2009 (the “Proxy Statement”), in the sections entitled “The Acquisition Proposal” beginning on page 73 and “The Contribution Agreement and Other Acquisition Agreements” beginning on page 89, and in the Form 8-K filed by the Company with the SEC on October 28, 2009.

Prior to the closing of the Acquisition, the Company was a “blank check” company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, or other similar business combination, one or more  domestic or international operating  businesses.  The Company’s stockholders approved the Acquisition at the special meeting of the Company’s stockholders held on October 28, 2009.  Item 2.01 of this Current Report on Form 8-K discusses the consummation of the Acquisition and the various other transactions and events contemplated by the Contribution Agreement, and is incorporated herein by reference.

Pursuant to the Contribution Agreement, the Company entered into a number of additional documents in connection with the Acquisition, including those material agreements described below.

Operating Agreement

In connection with the Acquisition, on October 29, 2009, the Company, Ultimate Escapes, Ultimate Resort, JDI Ultimate, L.L.C. (“JDI”) and Private Escapes Holdings, LLC entered into an Amended and Restated Operating Agreement of Ultimate Escapes (the “Operating Agreement”), which provides for the management of Ultimate Escapes after the consummation of the Acquisition. Under the terms of the Operating Agreement, the board of managers of Ultimate Escapes will mirror the board of directors of SAAC at all times during which the Voting Agreement (as described below) is in effect.

In addition, pursuant to the Operating Agreement, the owners of Ultimate Escapes immediately prior to the Acquisition (each, a “UE Owner”) and JDI will have the right to receive, in the aggregate, the following amount of additional Ultimate Escapes’ membership units, in proportion to their respective Earn-Out Sharing Percentages (as such term is defined in the Operating Agreement), subject to the conditions described below:

•	Up to 3,000,000 earn-out units will be issued if Ultimate Escapes’ Adjusted EBITDA for fiscal 2010 or fiscal 2011 is greater than $23 million, as follows:

-	If Adjusted EBITDA for fiscal 2010 or fiscal 2011 is equal to or greater than $27 million, an aggregate of 3,000,000 earn-out units will be issued; or

-
If Adjusted EBITDA for fiscal 2010 is greater than $23 million but less than $27 million, the number of earn-out units to be issued shall equal a corresponding proportionate  percentage of the First Earn-Out equal to Adjusted EBITDA earned for the applicable year in excess of $23,000,000 divided by $4,000,000.

•	Up to 4,000,000 earn-out units will be issued if Ultimate Escapes’ Adjusted EBITDA for fiscal 2011 or fiscal 2012 is greater than $32 million, as follows:

-	If Adjusted EBITDA for fiscal 2011 or fiscal 2012 is equal to or greater than $45 million, an aggregate of 4,000,000 earn-out units will be issued; or

-
If Adjusted EBITDA for fiscal 2011 is greater than $32 million but less than $45 million, the number of earn-out units to be issued shall equal a corresponding proportionate percentage of the Second Earn-Out equal to Adjusted EBITDA earned for the applicable year in excess of $32,000,000 divided by $13,000,000.

“Adjusted EBITDA,” with respect to any period, means, as determined in accordance with GAAP, the difference between revenue (plus the non-refundable portion of Ultimate Escapes’ membership fees, to the extent such membership fees are not included in revenue pursuant to GAAP) and expense of Ultimate Escapes and its subsidiaries, on a consolidated basis for such period, plus the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation expense and (iv) amortization expense. Adjusted EBITDA, with respect to any period, includes organic growth and the effect of any acquisitions or dispositions of lines of businesses or other material assets and all member assessments incurred during the period for which Adjusted EBITDA is being calculated, but excludes all non-cash compensation related to the Company’s 2009 Stock Option Plan.

The UE Owners and JDI will also have the right to exchange each of their Ultimate Escapes’ membership units, including all earn-out units received, if any, at any time for shares of the Company’s common stock. However, the Company may, in its sole discretion, elect to make a cash payment to holders of membership units in lieu of issuing common stock. The exchange ratio for any membership units so converted into shares of the Company’s common stock will be one-for-one.

Further, the Operating Agreement of Ultimate Escapes contains agreements by JDI to be bound by the terms of the Voting Agreement and Indemnification and Escrow Agreement described below and certain restrictions on Ultimate Escapes’ activities while the CapitalSource revolving credit line (as described below) is outstanding.

The foregoing description of the Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the Operating Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Voting Agreement

Also in connection with the Acquisition, on October 29, 2009, the SAAC founders, Ultimate Resort and Ultimate Escapes entered into a Voting Agreement (the “Voting Agreement”), pursuant to which the Company’s board of directors is set at six directors, and the SAAC founders or their respective affiliates have the right to nominate two individuals for appointment to the board of directors of the Company following the Acquisition and Ultimate Resort or its affiliates have the right to nominate four individuals for appointment to the board of directors of the Company following the Acquisition. Both of the nominees of the SAAC founders and two of the nominees of Ultimate Resort must be independent pursuant to the Securities and Exchange Commission and the NYSE Amex rules and regulations. The SAAC founders caused their nominees to be appointed to the board of directors of the Company immediately prior to the Acquisition, and Ultimate Resort caused three out of its four nominees to be appointed to the board of directors of the Company immediately prior to the Acquisition. There is one vacancy on the board of directors, which will be filled at a later date.  Under the terms of the Operating Agreement, the board of managers of Ultimate Escapes will mirror the board of directors of the Company at all times during which the Voting Agreement is in effect.  The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Indemnification Escrow

Also on October 29, 2009, the Company, Ultimate Escapes, the Member Representative and SunTrust Banks, Inc., as escrow agent, entered into an Indemnification and Escrow Agreement (the “Indemnification and Escrow Agreement”), which provides that the covenants, agreements and representations and warranties of a party made in or pursuant to the Contribution Agreement shall survive the closing of the Acquisition until the earlier of (i) the fifteenth (15th) day after the date the Company has filed with the SEC its Annual Report on Form 10-K for the year ending December 31, 2010 or (ii) April 15, 2011; provided, however, that certain of the representations and warranties will survive until the expiration of the applicable statutes of limitation for claims thereunder; and provided, further that certain of the representations and warranties, designated as the “Fundamental Representations,” shall survive for six years after the closing of the Acquisition. Each of the Company, on the one hand, and the UE Owners, jointly and severally, on the other hand (each of which is referred to as a party and for the purpose of this description of the indemnification provisions, the “indemnifying party”), have agreed to indemnify and hold the other parties (the “indemnified party,” which expression shall include its affiliates, and its or their successors and assigns and respective directors, officers, employees and agents), harmless from and against any liability, claim (including claims by third parties), demand, judgment, loss, cost, damage, or expense whatsoever (including reasonable attorneys’, consultants’ and other professional fees and disbursements of every kind, nature and description), which are referred to collectively herein as the “Damages”, that arise from (i) any breach of any representation or warranty of such indemnifying party contained in the Contribution Agreement and (ii) any fraud or intentional misconduct committed by the indemnifying party.

At the closing of the Acquisition, the UE Owners and JDI deposited into escrow a total of 717,884 membership units of Ultimate Escapes, which are referred to as the “Escrowed Indemnification Units”. The Escrowed Indemnification Units will be used to satisfy indemnification claims pursuant to the terms of the Indemnification and Escrow Agreement. No amount shall be payable to an indemnified party unless and until the aggregate amount of all indemnifiable Damages otherwise payable to all indemnified parties exceeds $600,000, in which event the amount payable shall only be the amount in excess of $600,000. Moreover, the indemnification obligations of the UE Owners shall not in any event exceed 10% of the Retained Units (as defined in the Operating Agreement); provided that, with respect to any Damages based on breach of the Fundamental Representations or on fraud or intentional misconduct, the aggregate liability for Damages shall be 25% of the Retained Units; and provided, further, that, in no event shall the aggregate liability for Damages exceed 25% of the Retained Units.

In addition, a portion of the earn-out payable under the Operating Agreement equal to 15% of the Retained Units is subject to set-off for any claim for Damages that the SAAC indemnified parties have against the UE Owners, including, without limitation, any claim for Damages which is based on a breach of a Fundamental Representation or on fraud or intentional misconduct. This right of set-off is in addition to, and not in lieu of, the indemnification rights discussed above, however, the parties have agreed that the Company shall first look to any units held in escrow prior to attempting to set-off any amounts from future earn-out payments.

The Escrowed Indemnification Units will be released from escrow on the earlier to occur of: (i) the 15th day after the date the Company files its Annual Report on Form 10-K for the year ended December 31, 2010 with the SEC, and (ii) April 15, 2011, less that portion of the units applied in satisfaction of or reserved with respect to escrow claims. With respect to any escrow claims properly and timely delivered pursuant to the Indemnification and Escrow Agreement that remain unresolved at the time of the release of Escrowed Indemnification Units, a portion of the Escrowed Indemnification Units shall remain in escrow until such claims are resolved, at which time the remaining Escrowed Indemnification Units shall be promptly returned to the UE Owners and JDI.

The foregoing description of the Indemnification and Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the Indemnification and Escrow Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Registration Rights Agreement

In connection with the Acquisition, on October 29, 2009, the Company and the UE Owners entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the UE Owners are entitled to registration rights, subject to certain limitations, with respect to shares of the Company’s common stock for which their membership units of Ultimate Escapes may be exchanged. The Company has agreed, as soon as possible after the closing date of the Acquisition but in no event later than eight months from the closing date, to file a Registration Statement on Form S-3 covering the shares of the Company’s common stock for which their membership units of Ultimate Escapes may be exchanged. In addition, the UE Owners will have certain “piggyback” registration rights on registration statements filed by the Company.  The Company will bear the expenses incurred in connection with the filing of any such registration statements.  Pursuant to the terms of the Operating Agreement, the Company has agreed that JDI will also be a beneficiary of the Registration Rights Agreement.  The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Employment Agreements

In connection with the closing of the Acquisition, the Company entered into employment agreements with each of Messrs. James M. Tousignant, Richard Keith and Philip Callaghan, pursuant to which Mr. Tousignant became President and Chief Executive Officer, Mr. Keith became Chairman of the Company’s board of directors and Mr. Callaghan became Chief Financial Officer, effective as of the closing of the Acquisition on October 29, 2009.

James Tousignant Employment Agreement

Mr. Tousignant’s employment agreement with the Company provides for an annual base salary of $450,000 and will increase each year of the term by 10%. In addition, Mr. Tousignant is eligible to receive an annual bonus each year of the term of at least 10% and at most 100% of his base salary, determined at the sole discretion of the board of directors and based on such factors as the board of directors establishes. Mr. Tousignant is also eligible to receive a pro rata bonus amount for the portion of the year he was employed should his employment terminate other than for “cause.” In addition, Mr. Tousignant is entitled to additional benefits, including reimbursement of business expenses, paid vacation, a $25,000 per year car allowance, continuation of certain Ultimate Escapes luxury destination club memberships and participation in other company benefits, plans, or programs that may be available to other senior executives of the Company from time to time. The employment agreement also entitles Mr. Tousignant to certain equity incentives, in an amount to be determined within 120 days of the closing date of the Acquisition but which will vest ratably in three equal annual installments commencing on the first anniversary of the initial grant date(s) thereof, and may be further accelerated or forfeited as set forth in the equity agreement that the parties will enter into in connection with the employment agreement.

The employment agreement has an initial term beginning on October 29, 2009, and ending on October 29, 2012, unless sooner terminated by the parties in accordance with the terms of the employment agreement, or extended for successive one-year terms, unless either the executive or the Company gives written notice within 90 days prior to the end of the term that such party desires not to renew the employment agreement.

The employment agreement permits the parties to terminate the agreement at any time for any reason. Should the employment agreement terminate because of the expiration of the agreement term, for “Cause,” or due to the voluntary resignation by Mr. Tousignant without “Good Reason,” then the employment agreement entitles Mr. Tousignant to the compensation and benefits, including payment for accrued but untaken vacation days, otherwise payable to him through the last day of his employment (referred herein as the “Accrued Obligations”). However, should the Company terminate Mr. Tousignant’s employment without Cause, or should the Agreement terminate due to Mr. Tousignant’s death or disability, or should Mr. Tousignant resign his employment for Good Reason, then, subject to the execution of a release by Mr. Tousignant, the employment agreement will entitle Mr. Tousignant to his Accrued Obligations and his annual base salary then in effect for a period of twelve months on a regular payroll basis, and continued coverage under, and contributions towards, Mr. Tousignant’s health care, dental, disability and life insurance benefits on the same basis as immediately prior to the date of termination, for twelve months from the last day of Mr. Tousignant’s employment; subject to certain exceptions, including that the Company is relieved of its obligation to provide continued benefit coverage should Mr. Tousignant become covered by an equivalent benefit from another source.

The employment agreement requires the Company to indemnify Mr. Tousignant to the same extent as the Company indemnifies its officers and directors under its charter and bylaws, including maintaining Directors and Officers insurance.

The employment agreement includes a confidentiality provision prohibiting Mr. Tousignant from misappropriating the Company’s confidential and proprietary information. The employment agreement includes a non-solicit provision prohibiting Mr. Tousignant from soliciting the Company’s employees and customers for a period of (i) one year from the date of his termination or (ii) 30 months from the closing date of the Acquisition, whichever is longer. The employment agreement prohibits Mr. Tousignant from competing with the Company, including any company providing luxury destination club vacation opportunities or the ownership and/or operation of a business of providing luxury destination club vacation opportunities for a period of (a) one year from the date of his termination or (b) 30 months from the closing date of the Acquisition, whichever is longer.

Richard Keith Employment Agreement

Mr. Keith’s employment agreement with the Company provides for an annual base salary of $375,000. In addition, Mr. Keith is eligible to receive an annual bonus determined at the sole discretion of the board of directors and based on such factors as the board of directors establishes. Mr. Keith is also eligible to receive a pro rata bonus amount for the portion of the year he was employed should his employment terminate other than for “cause.” In addition, Mr. Keith is entitled to additional benefits, including reimbursement of business expenses, paid vacation, and participation in other company benefits, plans, or programs that may be available to other senior executives of the Company from time to time. The employment agreement also provides that Mr. Keith is eligible to receive certain equity incentives, in an amount and with a vesting schedule to be determined by the Company’s board of directors, and may be further accelerated or forfeited as set forth in the equity agreement that the parties may enter into in connection with the employment agreement.

The employment agreement has an initial term beginning on October 29, 2009, and ending on October 29, 2010, unless sooner terminated by the parties in accordance with the terms of the employment agreement, or extended for successive one-year terms, unless either the executive or the Company gives written notice within 60 days prior to the end of the term that such party desires not to renew the employment agreement.

The employment agreement permits the parties to terminate the agreement at any time for any reason. Should the employment agreement terminate because of the expiration of the agreement term, for “Cause,” or due to the voluntary resignation by Mr. Keith without “Good Reason,” then the employment agreement entitles Mr. Keith to the compensation and benefits, including payment for accrued but untaken vacation days, otherwise payable to him through the last day of his employment (referred herein as the “Accrued Obligations”). However, should the Company terminate Mr. Keith’s employment without Cause, or should the Agreement terminate due to Mr. Keith’s death or disability, or should Mr. Keith resign his employment for Good Reason, then, subject to the execution of a release by Mr. Keith, the employment agreement will entitle Mr. Keith to his Accrued Obligations and his annual base salary then in effect for a period of six months on a regular payroll basis, and continued coverage under, and contributions towards, Mr. Keith’s health care, dental, disability and life insurance benefits on the same basis as immediately prior to the date of termination, for six months from the last day of Mr. Keith’s employment; subject to certain exceptions, including that the Company is relieved of its obligation to provide continued benefit coverage should Mr. Keith become covered by an equivalent benefit from another source.

The employment agreement requires the Company to indemnify Mr. Keith to the same extent as the Company indemnifies its officers and directors under its charter and bylaws, including maintaining Directors and Officers insurance.

The employment agreement includes a confidentiality provision prohibiting Mr. Keith from misappropriating the Company’s confidential and proprietary information. The employment agreement includes a non-solicit provision prohibiting Mr. Keith from soliciting the Company’s employees and customers for a period of (i) one year from the date of his termination or (ii) 30 months from the closing date of the Acquisition, whichever is longer. The employment agreement prohibits Mr. Keith from competing with the Company, including any company providing luxury destination club vacation opportunities or the ownership and/or operation of a business of providing luxury destination club vacation opportunities for a period of (a) one year from the date of his termination or (b) 30 months from the closing date of the Acquisition, whichever is longer.

Philip Callaghan Employment Agreement

Mr. Callaghan’s employment agreement with the Company provides for an annual base salary of $375,000. In addition, Mr. Callaghan is eligible to receive an annual bonus determined at the sole discretion of the board of directors and based on such factors as the board of directors establishes. Mr. Callaghan is also eligible to receive a pro rata bonus amount for the portion of the year he was employed should his employment terminate other than for “cause.” In addition, Mr. Callaghan is entitled to additional benefits, including reimbursement of business expenses, paid vacation, and participation in other company benefits, plans, or programs that may be available to other senior executives of the Company from time to time. The employment agreement also provides that Mr. Callaghan is eligible to receive certain equity incentives, in an amount and with a vesting schedule to be determined by the Company’s board of directors, and may be further accelerated or forfeited as set forth in the equity agreement that the parties may enter into in connection with the employment agreement.

The employment agreement has an initial term beginning on October 29, 2009, and ending on October 29, 2010, unless sooner terminated by the parties in accordance with the terms of the employment agreement, or extended for successive one-year terms, unless either the executive or the Company gives written notice within 60 days prior to the end of the term that such party desires not to renew the employment agreement.

The employment agreement permits the parties to terminate the agreement at any time for any reason. Should the employment agreement terminate because of the expiration of the agreement term, for “Cause,” or due to the voluntary resignation by Mr. Callaghan without “Good Reason,” then the employment agreement entitles Mr. Callaghan to the compensation and benefits, including payment for accrued but untaken vacation days, otherwise payable to him through the last day of his employment (referred herein as the “Accrued Obligations”). However, should the Company terminate Mr. Callaghan’s employment without Cause, or should the Agreement terminate due to Mr. Callaghan’s death or disability, or should Mr. Callaghan resign his employment for Good Reason, then, subject to the execution of a release by Mr. Callaghan, the employment agreement will entitle Mr. Callaghan to his Accrued Obligations and his annual base salary then in effect for a period of six months on a regular payroll basis, and continued coverage under, and contributions towards, Mr. Callaghan’s health care, dental, disability and life insurance benefits on the same basis as immediately prior to the date of termination, for six months from the last day of Mr. Callaghan’s employment; subject to certain exceptions, including that the Company is relieved of its obligation to provide continued benefit coverage should Mr. Callaghan become covered by an equivalent benefit from another source.

The employment agreement requires the Company to indemnify Mr. Callaghan to the same extent as the Company indemnifies its officers and directors under its charter and bylaws, including maintaining Directors and Officers insurance.

The employment agreement includes a confidentiality provision prohibiting Mr. Callaghan from misappropriating the Company’s confidential and proprietary information. The employment agreement includes a non-solicit provision prohibiting Mr. Callaghan from soliciting the Company’s employees and customers for a period of (i) one year from the date of his termination or (ii) 30 months from the closing date of the Acquisition, whichever is longer. The employment agreement prohibits Mr. Callaghan from competing with the Company, including any company providing luxury destination club vacation opportunities or the ownership and/or operation of a business of providing luxury destination club vacation opportunities for a period of (a) one year from the date of his termination or (b) 30 months from the closing date of the Acquisition, whichever is longer.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the employment agreements, copies of which are attached hereto as Exhibits 10.5, 10.6 and 10.7, which are incorporated herein by reference.

2009 Stock Option Plan

At the special meeting of stockholders of the Company held on October 28, 2009, the Company’s stockholders approved the adoption of the 2009 Stock Option Plan (the “Plan”). The Plan provides for the issuance of a maximum of 1,200,000 shares of common stock in connection with the grant of options and/or other stock-based or stock-denominated awards.

A summary of the Plan was provided in the Proxy Statement in the section entitled “The Incentive Plan Proposal” beginning on page 132, which is incorporated herein by reference. Furthermore, the summary of such Plan in the Proxy Statement is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.8 and incorporated herein by reference.

Material Definitive Agreements

As a result of the Acquisition, the Company succeeded to a number of additional material definitive agreements entered into by Ultimate Escapes and/or its subsidiaries prior to the closing of the Acquisition. Each of these agreements has been filed as an exhibit to this Current Report on Form 8-K under Item 9.01(d) and are summarized below.

 Lease Agreement

The Company’s corporate headquarters is located at 3501 W. Vine Street, Suite 225, Kissimmee, Florida, 34741. This facility is occupied under a lease agreement with La Mirada, LLC, an affiliate of James M. Tousignant, our President and Chief Executive Officer, which terminates on October 31, 2010, for approximately 3,000 square feet at a cost of approximately $6,000 per month. The foregoing description of the real property lease does not purport to be complete and is qualified in its entirety by reference to the full lease agreement, a copy of which is attached hereto as Exhibit 10.9 and incorporated herein by reference.

CapitalSource Revolving Credit Line

The Company succeeded to an existing revolving line of credit  between Ultimate Resort and CapitalSource for borrowings up to the lesser of a defined maximum amount or a defined borrowing base amount. The maximum amount available is $110 million through December 31, 2009, $108 million from January 1, 2010 through June 30, 2010, $105 million from July 1, 2010 through December 31, 2010 and $100 million from January 1, 2011 to the maturity date of April 30, 2011. The borrowing base amount is a percentage of the appraised value of all owned property encumbered by a mortgage in favor of CapitalSource. Through March 31, 2010, that percentage is 75%, from April 1, 2010 through December 31, 2010 it is 70% and from January 1, 2011 it is 65%.

Interest under the loan agreement is calculated on the actual days elapsed and the basis of a 360 day year and is payable monthly at the three-month LIBOR (approximately 0.28% at November 1, 2009) plus 5% per annum, subject to a floor of 8.75%.  An exit fee of $1.65 million is due on maturity or earlier if the loan is terminated for any reason. The maturity date may be extended at Ultimate Escapes’ request for two additional one year periods, provided there is no default under the loan agreement and on payment of an extension fee of 0.25% of the then maximum loan amount of $100 million. Except for payments required on the sale of a mortgaged property, no principal payments are due until maturity on April 30, 2011, except required cash payments of $2 million on December 31, 2009, $3 million on June 30, 2010 and $5 million on December 31, 2010. If Ultimate Escapes exercises one or both of the extension options, cash payments are required of $5 million on each of June 30, 2011, December 31, 2011, June 30, 2012 and December 31, 2012. Ultimate Escapes may voluntarily prepay any part of the loan at any time but may terminate the loan agreement only by providing 30 days written notice and prepaying outstanding amounts in full.

Ultimate Escapes is required to meet certain covenants as defined in the loan agreement, including:

•
Maintain either (1) a restricted cash balance of not less than six months debt service, or (2) a debt service coverage ratio of 1.25 to 1.00, based on the ratio of Adjusted EBITDA for the immediately preceding 12 calendar months, to debt service (excluding balloon maturities of indebtedness) on a consolidated basis for the immediately preceding 12 calendar months;

•	Maintain a leverage ratio between debt and consolidated tangible net worth of no more than 3.5:1;

•	Remain in compliance at all times with applicable requirements as to ratio of the number of properties to members or “equivalent members”, as set forth in the applicable club membership plans;

•
For the years ending December 31, 2009 and 2010, the consolidated net loss must not exceed $10,000,000 and $5,000,000, respectively, and for the year ending December 31, 2011 and each succeeding year, the consolidated net income must be not less than $1; and

•	The debt ratio (aggregate mortgage financing to the aggregate appraised value for all owned Property) on a consolidated basis must not exceed 80%.

In addition to various covenants, the CapitalSource loan agreement contains customary events of default that would permit CapitalSource to accelerate repayment of amounts outstanding, including failure to pay any amounts outstanding under the loan agreement when due, insolvency, judgment or liquidation, failure to pay other borrowed money in excess of $500,000, failure to comply with the terms and conditions of the loan agreement, suspension of the sale of club memberships, termination of any club or club membership plan, failure to pay (without CapitalSource’s consent) any amounts due to a resigning club member in accordance with the terms of his or her club membership agreement and a change in Ultimate Escapes’ management (as defined in the loan agreement).  In addition, a portion of the collateral of the loan consists of all of the outstanding units of Ultimate Escapes which were pledged by the Company, JDI and the UE Owners in connection with the consummation of the Acquisition.

 The foregoing description of the loan agreement does not purport to be complete and is qualified in its entirety by reference to the loan agreement, a copy of which is attached hereto as Exhibit 10.10 and incorporated herein by reference.

JDI Second Mortgage

On April 30, 2007, Ultimate Resort along with other borrowers issued a $10,000,000 note payable to JDI, which at the time was a minority owner of Ultimate Resort and is now a member of Ultimate Escapes (the “JDI Second Mortgage”).  The JDI Second Mortgage has a ten year term, with interest payable quarterly at 5% per annum and no principal payments are due until maturity on April 30, 2017. The JDI Second Mortgage, which is subordinate to the revolving loans from CapitalSource, is collateralized by a second security interest in the assets of the borrowers note and in certain real property.

On October 29, 2009, JDI released Ultimate Resort from its obligations under the JDI Second Mortgage, and concurrently assigned its interest in the JDI Second Mortgage, as lender, to Ultimate Resort.  The financial terms of the note remain unchanged.

The foregoing description of the JDI Second Mortgage does not purport to be complete and is qualified in its entirety by reference to the note and the subsequent assignment, copies of which are attached hereto as Exhibit 10.11 and incorporated herein by reference.

Third Amended and Restated Contribution Agreement (Private Escapes)

On September 15, 2009, pursuant to the terms of that certain Third Amended and Restated Contribution Agreement among Ultimate Escapes, Private Escapes and the other parties thereto (as amended from time to time, the “Private Escapes Contribution Agreement”), Private Escapes contributed various assets, liabilities, properties, and rights to Ultimate Escapes in exchange for an 8% membership interest in Ultimate Escapes subject to adjustment pursuant to the terms of the Private Escapes Contribution Agreement.  The assets contributed to Ultimate Escapes at the closing of the Private Escapes Contribution Agreement included 49 real properties, the Private Escapes destination clubs and the majority of Private Escapes’ destination club memberships.  This contribution was consummated through assignments of membership interests in subsidiaries of Private Escapes and various direct transfers of assets to Ultimate Escapes and its subsidiaries.

              The foregoing description of the Private Escapes Contribution Agreement does not purport to be complete and is qualified in its entirety be reference to the full Third Amended and Restated Contribution Agreement, a copy  of which is attached hereto as Exhibit 10.12 and incorporated herein by reference.

Kederike Loan Agreement

Private Escapes Pinnacle, LLC, a subsidiary of Private Escapes, borrowed $3.75 million from Kederike, LLC (“Kederike”), an entity in which Richard Keith, our Chairman, is a 50% owner, pursuant to a loan agreement dated June 1, 2006, as subsequently amended. The loan proceeds were used to pay a portion of the purchase price for the acquisition of four properties. Interest accrues on the loan at a rate equal to 1.5 percentage points over the interest rate applicable to the primary bank loan financing the acquisition of the properties. In addition, Kederike was paid a loan fee of $250,000 that was earned upon origination, has been paid loan extension and similar fees totaling $86,806, and is entitled to receive, upon the earlier of the sale of a property or the request of Kederike commencing three years after the acquisition of the property, 50% of the then-current fair market value of the property, less (i) the original purchase price of the property and (ii) 2.5% of such fair market value. The total amount of interest paid under the loan was $477,916 through June 30, 2009. The maturity date of the loan was October 15, 2009; however, the parties are in the process of negotiating an extension of the maturity date.

The foregoing description of the loan agreement between Kederike and Private Escapes Pinnacle, LLC does not purport to be complete and is qualified in its entirety be reference to the full loan agreement, a copy  of which is attached hereto as Exhibit 10.13 and incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As disclosed above, on October 29, 2009, the Company, Ultimate Escapes, Ultimate Resort and the Member Representative consummated the Acquisition. Pursuant to the terms of the Contribution Agreement, the Company received 1,232,601 membership units of Ultimate Escapes, in consideration of contributing $8.0 million to Ultimate Escapes.  The UE Owners and  JDI retained the remaining 7,178,841 membership units of Ultimate Escapes, which, under the terms of the Operating Agreement, may be converted by the UE Owners on a one-to-one basis into shares of the Company’s common stock.   Of such retained units, 717,884 units were deposited into escrow at the closing of the Acquisition to secure the indemnification obligations of the UE Owners to the Company in connection with the Acquisition. Additionally, the UE Owners and JDI are eligible to receive up to an aggregate of 7,000,000 additional membership units of Ultimate Escapes, convertible on a one-to-one basis into shares of the Company’s common stock, upon the achievement by Ultimate Escapes of certain Adjusted EBITDA milestones, as set forth in the Operating Agreement.  For each membership unit of Ultimate Escapes issued to the UE Owners and JDI, the Member Representative will also receive one share of Series A Voting Preferred Stock of the Company.  At any time that any UE Owner or JDI exchanges membership units of Ultimate Escapes for shares of SAAC common stock, a like number of shares of Series A Voting Preferred Stock will be canceled.  An additional 377,834 membership units of Ultimate Escapes were issued to Ultimate Resort in consideration of certain tax liabilities incurred by Ultimate Resort and its members in connection with the Acquisition. Upon consummation of the Acquisition, Ultimate Escapes became a subsidiary of the Company, and the business and assets of Ultimate Escapes and its subsidiaries are its only operations.

Business

The business of the Company is described in the Proxy Statement in the section entitled “Business of Ultimate Escapes” beginning on page 132, which is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 36, which is incorporated herein by reference.

Financial Information

Selected financial information is included in the Proxy Statement in the sections entitled “Selected Historical Consolidated Financial Information of Ultimate Resort Holdings, LLC,” “Selected Historical Combined Financial Information of Private Escapes Holdings, LLC,” and “Selected Historical Financial Information of SAAC,” beginning on page 34, which is incorporated herein by reference.

The section of the Proxy Statement entitled “SAAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Ultimate Resort Holdings’ Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 142 (SAAC) and page 168 (Ultimate Escapes), is incorporated herein by reference.

Properties

The principal executive office of the Company is located at 3501 W. Vine Street, Suite 225, Kissimmee, Florida, 34741. The facilities of the Company are described in the Proxy Statement in the sections entitled “Facilities” beginning on page 141 which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock as of November 1, 2009 by:

•	each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock on November 1, 2009;

•	each of the Company’s current executive officers and directors; and

•	each person who will become an executive officer or director of SAAC upon consummation of the Acquisition; and

•	all executive officers and directors of the Company as a group.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Beneficial ownership is determined in accordance with the rules of the SEC, and is based on a total of 3,749,267 shares of the Company’s common stock outstanding as of November 1, 2009. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or rights held by that person that are currently exercisable or exercisable, convertible or issuable within 60 days of November 1, 2009, are deemed outstanding.  Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  Information in the following table (i) does not reflect beneficial ownership of any shares of the Company’s common stock into which earn-out units which may be issued pursuant to the Operating Agreement may be exchanged, and (ii) assumes that none of the Escrowed Indemnification Units are forfeited by the UE Owners.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock
Executive officers and directors:
James M. Tousignant(2)	3,873,133	50.1%
Richard Keith(3)	574,407	13.3%
Philip Callaghan(4)	1,100	*
Steve Healy(5)	100	*
Ed Powers(6)	100	*
Gregg Amonette(7)	4,298	*
Thomas D’Ambrosio(8)	100	*
C. Thomas McMillen(9)	1,148,758	23.2%
Mark Frantz(10)	2,518	*
Steve Griessel(11)	--	*
All officers and directors as a group (10 individuals)(2)(3)(4)(5)(6)(7)(8)(9)(11)	5,604,514	59.8%

Other 5% Stockholders:
Ultimate Resort Holdings, LLC(12)	3,858,571	50.7%
JDI Ultimate, L.L.C.(13)	3,123,797	45.4%
Private Escapes Holdings, LLC(14)	574,307	13.3%
Secure America Acquisition Holdings, LLC(15)	2,372,082	40.7%

* Less than 1%

(1) Unless otherwise indicated, the primary business address of each beneficial owner is 3501 West Vine Street, Suite 225, Kissimmee, Florida 34741.

(2)  Reflects the ownership by Mr. Tousignant of 14,562 shares of common stock and 3,858,571 shares of common stock into which 3,858,571 membership units in Ultimate Escapes may be exchanged, all of which units are owned by Ultimate Resort. Mr. Tousignant is a member of the board of managers of Ultimate Resort. Mr. Tousignant also holds a majority of the voting rights in, is a principal of the manager of, and owns a 43.8% membership interest in, Ultimate Resort, LLC (“UR”), which owns a majority membership interest in, and has the right to appoint a majority of the members of the board of managers of, Ultimate Resort.  Accordingly, Mr. Tousignant may be deemed to beneficially own all of the 3,858,571 shares of common stock into which the 3,858,571 membership units in Ultimate Escapes owned by Ultimate Resort may be exchanged.  See footnote (12).  Mr. Tousignant disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein.

(3)  Reflects the ownership by Mr. Keith of 100 shares of common stock and 574,307 shares of common stock into which 574,307 membership units in Ultimate Escapes may be exchanged, all of which units are owned by Private Escapes Holdings, LLC (“Private Escapes”).  Mr. Keith is the managing member of, and owns a 75% membership interest in, Private Escapes.  Accordingly, Mr. Keith may be deemed to beneficially own all of the 574,307 shares of common stock into which the 574,307 membership units in Ultimate Escapes owned by Private Escapes may be exchanged.  See footnote (14).  Mr. Keith disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein.  Mr. Keith’s primary business address is 145 East Mountain Avenue, Fort Collins, Colorado 80524.

(4)  Excludes shares of common stock into which membership units in Ultimate Escapes which are owned by Ultimate Resort may be exchanged.  Mr. Callaghan has a minority membership interest in UR, which owns a majority membership interest in, and has the right to appoint a majority of the members of the board of managers of, Ultimate Resort.

(5)  Excludes shares of common stock into which membership units in Ultimate Escapes which are owned by Ultimate Resort may be exchanged.  Mr. Healy has a minority membership interest in UR, which owns a majority membership interest in, and has the right to appoint a majority of the members of the board of managers of, Ultimate Resort.

(6)  Excludes shares of common stock into which membership units in Ultimate Escapes which are owned by Private Escapes may be exchanged.  Mr. Powers has a minority membership interest in Private Escapes.  Mr. Powers’ primary business address is 145 East Mountain Avenue, Fort Collins, Colorado 80524.

(7)  Excludes shares of common stock into which membership units in Ultimate Escapes which are owned by Ultimate Resort may be exchanged.  Mr. Amonette has a minority membership interest in UR, which owns a majority membership interest in, and has the right to appoint a majority of the members of the board of managers of, Ultimate Resort.

(8)  Excludes shares of common stock into which membership units in Ultimate Escapes which are owned by Ultimate Resort may be exchanged.  Mr. D’Ambrosio has a minority membership interest in UR, which owns a majority membership interest in, and has the right to appoint a majority of the members of the board of managers of, Ultimate Resort.

(9)  Mr. McMillen owns 57.5% of the membership interests of Secure America Acquisition Holdings, LLC, which includes 12,117 shares deemed to be beneficially owned by Mr. McMillen through his 29.6% ownership in Homeland Security Capital Corporation.  The number of shares beneficially owned includes 1,193,487 shares issuance upon exercise of warrants held by Secure America Acquisition Holdings, LLC.  See footnote (15).   Mr. McMillen’s primary business address is 1005 North Glebe Road, Suite 550, Arlington, Virginia 22201.

(10)  Mr. Frantz’s primary business address is 1005 North Glebe Road, Suite 550, Arlington, Virginia 22201.

(11)  Excludes shares of common stock into which membership units in Ultimate Escapes which are owned by Ultimate Resort may be exchanged.  Mr. Griessel has a minority membership interest in UR, which owns a majority membership interest in, and has the right to appoint a majority of the members of the board of managers of, Ultimate Resort.  Mr. Griessel’s primary business address is 222 Smallwood Village Center, Waldorf, Maryland 20602.

(12)  Reflects the ownership by Ultimate Resort of 3,858,571 shares of common stock into which 3,858,571 membership units in Ultimate Escapes which are owned by Ultimate Resort may be exchanged.  UR owns a majority membership interest in, and has the right to appoint a majority of the members of the board of managers of, Ultimate Resort.  Accordingly, UR may be deemed to beneficially own all of the 3,858,571 shares of common stock into which the 3,858,571 membership units in Ultimate Escapes owned by Ultimate Resort may be exchanged. UR disclaims beneficial ownership of all such shares, except to the extent of its pecuniary interest therein.

(13)  Reflects the ownership by JDI of 3,123,797 shares of common stock into which 3,123,797 membership units in Ultimate Escapes which are owned by JDI may be exchanged.  JDI’s primary business address is 813 North Elston Avenue, Chicago, Illinois 60622.

(14)  Reflects the ownership by Private Escapes of 574,307 shares of common stock into which 574,307 membership units in Ultimate Escapes which are owned by Private Escapes may be exchanged.  Private Escapes’ primary business address is 145 East Mountain Avenue, Fort Collins, Colorado 80524.

(15)  Secure America Acquisition Holdings, LLC is the record holder of 297,082 shares of the Company’s common stock and warrants to purchase an aggregate of 2,075,000 shares of the Company’s common stock. Secure America Acquisition Holdings, LLC serves solely as a holding company with respect to the Company’s securities and has no operations. The membership interests of Secure America Acquisition Holdings, LLC are held as follows: C. Thomas McMillen (49.94%); Harvey L. Weiss (13.67%); Homeland Security Capital Corporation (13.77%); S. Kent Rockwell (10.59%); Michael Brigante (3.51%); James Maurer (2.22%); Philip A. McNeill (4.24%); Brian Griffin (1.06%) and Secure America Holdings, LLC (1%). Under the terms of a proxy agreement with the managing member, Secure America Holdings, LLC, Messrs. McNeill and Rockwell share voting and investment power with respect to all 297,082 shares of common stock held by Secure America Acquisition Holdings, LLC, and thus each may be deemed to beneficially own all such shares, although each of Messrs. McNeill and Rockwell disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interests.

Directors and Executive Officers

The directors and executive officers of the Company immediately after the consummation of the Merger are described in the Proxy Statement in the section entitled “Management of SAAC and its Subsidiaries Following the Acquisition” beginning on page 176, which is incorporated herein by reference.

Reference is made to the disclosure set forth under Item 5.02 of this current report on Form 8-K regarding the reconstitution of the Board and its committees, effective as of October 28, 2009, which is incorporated herein by reference.

Executive Compensation

The compensation of the Company’s directors and executive officers is generally described in the Proxy Statement in the sections entitled “Director Compensation” and “Executive Compensation” beginning on page 189, which is incorporated herein by reference. Effective October 28, 2009, the Company entered into compensatory arrangements with certain of its executive officers and directors, which are discussed above under Item 1.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

The description of certain relationships and related transactions of the Company are described in the section entitled “Certain Interests of SAAC’s Officers and Directors in the Acquisition ” of the Proxy Statement beginning on page 28 and page 84, including the disclosure that appears under “Employment Agreements” beginning on page 187, and the section entitled “Certain Relationships and Related Transactions” beginning on page 196, and each section is incorporated herein by reference.   In addition, the description of certain transactions with JDI set forth under the heading “JPI Second Mortgage” under Item 1.01 of this current report is incorporated herein by reference.

The section entitled “Independence of Directors” on page 178 of the Proxy Statement is incorporated herein by reference.  The Company’s board of directors consists of six members, five of whom were appointed immediately prior to the Acquisition, of which C. Thomas McMillen, Mark A. Frantz and Steve Griessel are considered independent under the director independence standards of the NYSE Amex.

Legal Proceedings

The legal proceedings of the Company are described in the Proxy Statement in a section entitled “Legal Proceedings” beginning on pages 141 (SAAC) page 167 (Ultimate Escapes) and are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the market price, number of stockholders and dividends for the securities of the Company are described in the Proxy Statement in the section entitled “Price Range of Securities and Dividends” beginning on page 206, which is incorporated herein by reference.

The closing price per share of the Company’s common stock and warrants and units as reported on the NYSE Amex on November 3, 2009, was $7.75 and $0.29, respectively.  The Company had 95 stockholders of record as of November 3, 2009.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K regarding recent sales of unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of the Company’s common stock and other securities are described in the Proxy Statement in the section entitled “Description of SAAC Securities” beginning on page 200, which is incorporated herein by reference.

Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s Second Amended and Restated Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as director, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of the provision of the Company’s Second Amended and Restated Certificate of Incorporation providing for the foregoing indemnification by the stockholders of the Company will not adversely affect any right or protection of a director of the Company with respect to events occurring prior to the time of such repeal or modification.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Company’s Second Amended and Restated Certificate of Incorporation provides that the Company, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, will indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification under the Second Amended and Restated Certificate of Incorporation will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized by the Second Amended and Restated Certificate of Incorporation.

Financial Statements And Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial statements and supplementary data of the Company, which is incorporated herein by reference.

Financial Statements And Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company, which is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K with respect to the CapitalSource loan agreement and the JDI Second Mortgage, which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As disclosed in Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference, immediately after the closing of the Acquisition, the Company issued to the Member Representative, on behalf of the UE Owners and JDI, a total of 7,556,675 shares of Series A Preferred Voting Stock.  The shares were issued in a private placement not involving a public offering under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.  The Company has not engaged in general solicitation or advertising with regard to the issuance of its shares of Series A Preferred Voting Stock and has not offered securities to the public in connection with this issuance.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

Reference is made to the disclosure set forth under Item 5.03 of this Current Report on Form 8-K regarding amendments to the Company’s amended and restated certificate of incorporation, and the filing of a Certificate of Designation of Series A Preferred Voting Stock, which is incorporated herein by reference.

On October 29, 2009, the Warrant Agreement governing all of the Company’s warrants, including the sponsor warrants (collectively, the “SAAC Warrants”), was amended to (i) increase the exercise price of the SAAC Warrants from $5.25 to $8.80 per share; (ii) increase the reported last sale price at which the Company may require redemption of the SAAC Warrants from $11.50 to $15.05 per share; and (iii) extend the expiration date of the SAAC Warrants from October 23, 2011 to October 29, 2013, as set forth in Amendment No. 1 to the Warrant Agreement.  The Company’s warrantholders approved Amendment No. 1 to the Warrant Agreement at the special meeting of warrantholders on October 28, 2009.  The foregoing description of Amendment No. 1 to the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to the Warrant Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

 As disclosed in Items 1.01 and 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference, effective as of the consummation of the Acquisition on October 29, 2009, the UE Owners and JDI received a total of 7,556,675 membership units of Ultimate Escapes which, under the terms of the Operating Agreement, may be converted by the UE Owners and JDI on a one-to-one basis into shares of the Company’s common stock, constituting a majority of the Company’s outstanding common stock as of the closing, on an as-exchanged basis.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the consummation of the Acquisition on October 29, 2009, Harvey L. Weiss, Asa Hutchinson, Philip A. McNeill and S. Kent Rockwell resigned as directors of the Company.   Also in connection with the consummation of the Acquisition on October 29, 2009, Harvey L. Weiss resigned as Co-Chief Executive Officer and James Maurer resigned as Secretary and Chief Financial Officer of the Company.  Additionally, C. Thomas McMillen resigned as Co-Chief Executive Officer and Chairman of the Company’s board of directors, although he continues to serve as a director of the Company.

Effective as of the consummation of the Acquisition on October 29, 2009, the following individuals were named as executive officers of the Company:

Name	Position
James M. Tousignant	President, Chief Executive Officer
Philip Callaghan	Chief Financial Officer and Secretary
Steve Healy	Senior Vice President, Sales
Ed Powers	Senior Vice President, Operations
Gregg Amonette	Senior Vice President, Business Development
Thomas D’Ambrosio	Senior Vice President, Chief Technology Officer

Reference is made to the disclosure described in the Proxy Statement in the section entitled “Management of SAAC and its Subsidiaries Following the Acquisition” beginning on page 176, which is incorporated herein by reference.

Effective October 29, 2009, the Company entered into compensatory agreements with Messrs. Tousignant and Callaghan.  Each of these compensatory arrangements are described above under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

The description of certain relationships and related transactions of the Company are described in the Proxy Statement in the section entitled “Certain Interests of SAAC’s Officers and Directors in the Acquisition ” beginning on page 28 and page 84, including the disclosure that appears under “Employment Agreements” beginning on page 187, and the section entitled “Certain Relationships and Related Transactions” beginning on page 196, and each section is incorporated herein by reference.  There are no family relationships among any of the executive officers and directors.

Effective as of the consummation of the Acquisition on October 28, 2009, James M. Tousignant, Richard Keith, Mark A. Frantz and Steve Griessel were appointed as directors of the Company, to serve together with the Company’s continuing director C. Thomas McMillen, each classified as follows:

•	Class A, to stand for reelection in 2010: Steve Griessel

•	Class B, to stand for reelection in 2011: Richard Keith and Mark A. Frantz

•	Class C, to stand for reelection in 2012: C. Thomas McMillen and James M. Tousignant

Richard Keith will serve as non-executive Chairman of the Company’s board of directors.  There is one vacancy on the board of directors, which will be filled at a later date by a member designated by Ultimate Resort pursuant to the Voting Agreement.

Reference is made to the disclosure described in the Proxy Statement dated October 16, 2009, in the section entitled “Management of SAAC and its Subsidiaries Following the Acquisition” beginning on page 176, which is incorporated herein by reference.

Effective October 29, 2009, the Company entered into compensatory agreements with Messrs. Tousignant and Keith. Each of these compensatory arrangements are described above under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

The description of certain relationships and related transactions of the Company are described in the Proxy Statement in the section entitled “Certain Interests of SAAC’s Officers and Directors in the Acquisition ” beginning on page 28 and page 84, including the disclosure that appears under “Employment Agreements” beginning on page 187, and the section entitled “Certain Relationships and Related Transactions” beginning on page 196, and each section is incorporated herein by reference. There are no arrangements or understandings between the newly appointed directors and any other persons pursuant to which they were appointed as directors.

(e) Information about the Company’s 2009 Stock Option Plan is set forth in the Proxy Statement in the section entitled “The Incentive Plan Proposal,” beginning on page 132, which is incorporated herein by reference.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a) The Company filed with the Secretary of State of the State of Delaware two Certificates of Amendment to its Amended and Restated Certificate of Incorporation, effective October 28, 2009 and October 29, 2009, respectively, as described in the Proxy Statement in the sections entitled “The Business Combination Amendment Proposal,” “The Conversion Amendment Proposal,” “The Preferred Capitalization Proposal,” and “The Corporate Existence Amendment Proposal,” beginning on page 69, which is incorporated herein by reference. The Certificates of Amendment are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, which are incorporated herein by reference. The Company also filed with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation, effective October 29, 2009, as described in the Proxy Statement in the sections entitled “The Common Capitalization Proposal” and “The Charter Amendment and Restatement Proposal,” beginning on page 127, which is incorporated herein by reference.  The Second Amended and Restated Certificate of Incorporation is filed as Exhibit 3.3 to this Current Report on Form 8-K, and incorporated herein by reference.

On October 29, 2009 the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”) designating 14,556,675 shares of its authorized preferred stock as Series A Preferred Voting Stock (the “Series A Preferred Voting Stock”). The Certificate of Designation was approved by the Company’s board of directors.

This new Series A Preferred Voting Stock is entitled to one vote per share and to vote as a single class with the common stock on all matters. In addition, the holders of Series A Preferred Voting Stock have a separate right to vote as a single class on (a) amendments to the Second Amended and Restated Certificate of Incorporation that effect a division or combination of our common stock unless such amendment proportionately divides or combines the Series A Preferred Voting Stock, (b) the declaration of any dividend or distribution on the Company’s common stock (other than in connection with a dissolution and liquidation) on shares of the Company’s common stock unless a proportionate dividend or distribution is declared on the Series A Preferred Voting Stock and (c) a division or subdivision of the Series A Preferred Voting Stock into a greater number of shares of Series A Preferred Voting Stock or a combination or consolidation of the Series A Preferred Voting Stock.

The Series A Preferred Voting Stock is not entitled to receive any liquidation preference.  In the event of the Company’s liquidation, the holders of the Series A Preferred Voting Stock are only entitled to receive $0.001 per share, plus any accrued but unpaid dividends thereon, if any, pari passu with the holders of shares of the Company’s common stock, and nothing more. The shares of Series A Preferred Voting Stock are subject to transfer restrictions intended to cause such shares to be transferred only together with exchangeable units. The holders of Series A Preferred Voting Stock have no conversion, preemptive or other subscription rights and there are no sinking fund provisions applicable to the Series A Preferred Voting Stock.

For each membership unit of Ultimate Escapes issued to the UE Owners and JDI, the UE Owners and JDI will also receive one share of Series A Voting Preferred Stock (all of which shares of Series A Voting Preferred Stock were issued in the name of Mr. Tousignant). At any time that any UE Owner or DJI exchanges membership units of Ultimate Escapes for shares of SAAC common stock, a like number of shares of Series A Voting Preferred Stock will be canceled.

A copy of the Certificate of Designation is attached as Exhibit 3.4 to this Current Report on Form 8-K, and incorporated herein by reference.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

The material terms of the transaction by which the Company consummated the Acquisition of Ultimate Escapes, whereby Ultimate Escapes became a subsidiary of the Company, were described in the Proxy Statement in the section entitled “The Acquisition Proposal” beginning on page 73, which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired

The following financial statements of SAAC, Ultimate Resort and Private Escapes Holdings, LLC are incorporated by reference to the corresponding pages contained in the Proxy Statement:

 Page
Secure America Acquisition Corporation

Report of Independent Registered Public Accounting Firm	F-1
Balance Sheets at December 31, 2008 and 2007	F-2
Statement of Income for the Year Ended December 31, 2008 and for the Periods from
January 26, 2007 (Inception) through December 31, 2007 and December 31, 2008	F-3
Statement of Changes in Stockholders’ Equity for the Period from May 14, 2007 (Inception)
through December 31, 2008	F-4
Statement of Cash Flows for the Year Ended December 31, 2008 and for the Periods from
May 14, 2007 (Inception) through December 31, 2007 and December 31, 2008	F-5
Notes to Financial Statements	F-6
Condensed Balance Sheets at June 30, 2009 (Unaudited) and December 31, 2008	F-14
Condensed Statements of Operations (Unaudited) for the Three and Six Months Ended June 30,
2009 and 2008, and for the Period from May 14, 2007 (Inception) through June 30, 2009	F-15
Condensed Statement of Stockholders Equity (Unaudited) for the Period from May 14, 2007
(Inception) through June 30, 2009	F-16
Condensed Statements of Cash Flows (Unaudited) for the Six Months Ended June 30, 2009 and
2008 and for the Period from May 14, 2007 (Inception) through June 30, 2009	F-17
Notes to Unaudited Condensed Financial Statements	F-18

Ultimate Resort Holdings, LLC

Report of Independent Registered Public Accounting Firm.	F-26
Consolidated Balance Sheets at June 30, 2009 (Unaudited) and December 31, 2008 and 2007.	F-27
Consolidated Statements of Operations for the Six Months Ended June 30, 2009 and 2008
(Unaudited) and for the Years Ended December 31, 2008 and 2007	F-28
Consolidated Statement of Equity for the Six Months Ended June 30, 2009 (Unaudited) and the
Years Ended December 31, 2008 and 2007	F-29
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2009 and 2008
(Unaudited) and the Years Ended December 31, 2008 and 2007	F-30
Notes to Consolidated Financial Statements	F-31

Private Escapes Destination Clubs

Report of Independent Registered Public Accounting Firm	F-50
Combined, Consolidated Balance Sheets as of June 30, 2009 (unaudited), December 31, 2008 and
2007	F-51
Combined, Consolidated Statements of Operations and Changes in Owners’ Deficit Accounts for
the six months ended June 30, 2009 and 2008 (unaudited) and the years ended December 31,
2008 and 2007	F-52
Combined, Consolidated Statements of Cash Flows for the six months ended June 30, 2009 and
2008 (unaudited) and for the years ended December 31, 2008 and 2007	F-53
Notes to Combined, Consolidated Financial Statements	F-54

(b) Pro Forma Financial Information

The following unaudited pro forma financial information is incorporated by reference to the corresponding pages contained in the Proxy Statement:

                    Page

Unaudited Pro Forma Condensed Combined Financial Statements	104
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	113

(d) Exhibits

3.1	Certificate of Amendment to Certificate of Incorporation
3.2	Certificate of Amendment to Certificate of Incorporation
3.3	Second Amended and Restated Certificate of Incorporation
3.4	Certificate of Designation of Series A Preferred Stock
3.5	Bylaws (incorporated by reference from Exhibit 3.4 to the Company’s 8-A, filed October 15, 2007)
4.1	Amendment No. 1 to Warrant Agreement, by and between SAAC and Continental Stock Transfer & Trust Company, dated as of October 29, 2009
4.2	Specimen common stock certificate
4.3	Specimen warrant certificate
10.1	Amended and Restated Operating Agreement, by and among Ultimate Escapes Holdings, LLC, SAAC, Ultimate Resort Holdings, LLC and Private Escapes Holdings, LLC, dated as of October 29, 2009
10.2
Voting Agreement, by and among Secure America Acquisition Holdings, LLC, S. Kent Rockwell, Asa Hutchinson, Philip A. McNeil, Brian C. Griffin, Mark A. Frantz, Ultimate Resort Holdings, LLC and Private Escapes Holdings, LLC, dated as of October 29, 2009

10.3	Indemnification and Escrow Agreement, by and among SAAC, Ultimate Escapes Holdings, LLC, the Member Representative and SunTrust Banks, Inc. as escrow agent, dated as of October 29, 2009
10.4	Registration Rights Agreement, by and among SAAC and each of the investors set forth therein, dated as of October 29, 2009
10.5	Employment Agreement, by and between the Company and James M. Tousignant, dated as of October 29, 2009

10.6	Employment Agreement, by and between the Company and Richard Keith, dated as of October 29, 2009
10.7	Employment Agreement, by and between the Company and Philip Callaghan, dated as of October 29, 2009.
10.8	2009 Stock Option Plan
10.9
Lease Agreement between La Mirada Plaza, LLC and Ultimate Resort, LLC dated November 1, 2005 as modified by Amendment No. 1 to Lease dated May 1, 2006 as assigned by Ultimate Resort, LLC to the Company pursuant to Assignment and Assumption of Lease Agreement dated October 29, 2009

10.10
Consolidated Amended and Restated Loan and Security Agreement, dated as of September 15, 2009, among each borrower signatory thereto, CapitalSource Finance LLC, CapitalSource Bahamas LLC and the lenders party thereto, as modified by that certain First Amendment to Consolidated Amended and Restated Loan and Security Agreement and Limited Waiver dated as of  October 29, 2009

10.11
Second Mortgage Note among JDI Ultimate, L.L.C. and the borrowers listed therein dated April 30, 2007 as assigned by JDI Ultimate, L.L.C. to Ultimate Resort Holdings, LLC pursuant to the terms of that certain Assignment and Assumption of Loan dated as of October 29, 2009

10.12
Third Amended and Restated Contribution Agreement among Private Escapes Holdings, LLC (“PE”), Ultimate Escapes and Ultimate Resort Holdings, LLC (“URH”) dated as of July 21, 2009 as amended by that certain Amendment No. 1 to Third Amended and Restated Contribution Agreement among PE, Ultimate Escapes and URH effective as of August 13, 2009

10.13
Loan Agreement between Private Escapes Pinnacle, LLC and Kederike, LLC, dated as of June 1, 2006, and First Amendment thereto dated November 13, 2006, Second Amendment thereto dated December 21, 2007, Third Amendment thereto dated March 31, 2008 and Fourth Amendment thereto dated March 2009.

21.1	List of subsidiaries of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTIMATE ESCAPES, INC.

/s/ James M. Tousignant
James M. Tousignant
Chief Executive Officer

Dated:  November 4, 2009

EXHIBIT INDEX

3.1	Certificate of Amendment to Certificate of Incorporation
3.2	Certificate of Amendment to Certificate of Incorporation
3.3	Second Amended and Restated Certificate of Incorporation
3.4	Certificate of Designation of Series A Preferred Stock
3.5	Bylaws (incorporated by reference from Exhibit 3.4 to the Company’s 8-A, filed October 15, 2007)
4.1	Amendment No. 1 to Warrant Agreement, by and between SAAC and Continental Stock Transfer & Trust Company, dated as of October 29, 2009
4.2	Specimen common stock certificate
4.3	Specimen warrant certificate
10.1	Amended and Restated Operating Agreement, by and among Ultimate Escapes Holdings, LLC, SAAC, Ultimate Resort Holdings, LLC and Private Escapes Holdings, LLC, dated as of October 29, 2009
10.2
Voting Agreement, by and among Secure America Acquisition Holdings, LLC, S. Kent Rockwell, Asa Hutchinson, Philip A. McNeil, Brian C. Griffin, Mark A. Frantz, Ultimate Resort Holdings, LLC and Private Escapes Holdings, LLC, dated as of October 29, 2009

10.3	Indemnification and Escrow Agreement, by and among SAAC, Ultimate Escapes Holdings, LLC, the Member Representative and SunTrust Banks, Inc. as escrow agent, dated as of October 29, 2009
10.4	Registration Rights Agreement, by and among SAAC and each of the investors set forth therein, dated as of October 29, 2009
10.5	Employment Agreement, by and between the Company and James M. Tousignant, dated as of October 29, 2009
10.6	Employment Agreement, by and between the Company and Richard Keith, dated as of October 29, 2009
10.7	Employment Agreement, by and between the Company and Philip Callaghan, dated as of October 29, 2009.
10.8	2009 Stock Option Plan
10.9
Lease Agreement between La Mirada Plaza, LLC and Ultimate Resort, LLC dated November 1, 2005 as modified by Amendment No. 1 to Lease dated May 1, 2006 as assigned by Ultimate Resort, LLC to the Company pursuant to Assignment and Assumption of Lease Agreement dated October 29, 2009

10.10
Consolidated Amended and Restated Loan and Security Agreement, dated as of September 15, 2009, among each borrower signatory thereto, CapitalSource Finance LLC, CapitalSource Bahamas LLC and the lenders party thereto, as modified by that certain First Amendment to Consolidated Amended and Restated Loan and Security Agreement and Limited Waiver dated as of  October 29, 2009

10.11
Second Mortgage Note among JDI Ultimate, L.L.C. and the borrowers listed therein dated April 30, 2007 as assigned by JDI Ultimate, L.L.C. to Ultimate Resort Holdings, LLC pursuant to the terms of that certain Assignment and Assumption of Loan dated as of October 29, 2009

10.12
Third Amended and Restated Contribution Agreement among Private Escapes Holdings, LLC (“PE”), Ultimate Escapes and Ultimate Resort Holdings, LLC (“URH”) dated as of July 21, 2009 as amended by that certain Amendment No. 1 to Third Amended and Restated Contribution Agreement among PE, Ultimate Escapes and URH effective as of August 13, 2009

10.13
Loan Agreement between Private Escapes Pinnacle, LLC and Kederike, LLC, dated as of June 1, 2006, and First Amendment thereto dated November 13, 2006, Second Amendment thereto dated December 21, 2007, Third Amendment thereto dated March 31, 2008 and Fourth Amendment thereto dated March 2009.

21.1	List of subsidiaries of the Company